Exhibit 99.1

FOR IMMEDIATE RELEASE

Itron Announces Fourth Quarter and Full Year 2023 Financial Results

LIBERTY LAKE, Wash.--(BUSINESS WIRE)--February 26, 2024 --Itron, Inc. (NASDAQ:ITRI), which is innovating new ways for utilities and cities to manage energy and water, announced financial results for its fourth quarter and full year ended Dec. 31, 2023. Key results for the quarter and full year include (compared with the fourth quarter and full year of 2022):

•Revenue of $577 million and $2.2 billion, increased 23% and 21%;
•Gross profit of $196 million and $714 million, increased 39% and 37%;
•GAAP net income attributable to Itron, Inc. of $44 million and $97 million, increased $22 million and $107 million;
•GAAP diluted earnings per share of $0.96 and $2.11, increased $0.47 and $2.33;
•Non-GAAP diluted EPS of $1.23 and $3.36, increased $0.52 and $2.23;
•Adjusted EBITDA of $68 million and $226 million, increased 99% and 137%; and
•Free cash flow of $39 million and $98 million, increased $57 million and $93 million

“Itron’s fourth quarter results were very strong, and we concluded 2023 with good operational momentum.” said Tom Deitrich, Itron’s president and CEO. “Our operations remained efficient and critical supply availability continued to improve resulting in record quarterly revenue levels for our Networked Solutions and Outcomes segments.

“We have entered a new era of complexity for the responsible, reliable management of energy and water resources, and Itron’s leadership in providing grid edge intelligence, data insights, analytics and automation are essential to our customers' success. Our solutions address this complexity head on and support our customers' efforts to modernize critical infrastructure.”

Summary of Fourth Quarter Consolidated Financial Results
(All comparisons made are against the prior year period unless otherwise noted)

Revenue
Total fourth quarter revenue increased 23%, to $577 million. The increase was due to strong operational execution and improved supply chain conditions, which enabled higher customer deliveries.

Device Solutions revenue increased 13%, or 9% in constant currency, due primarily to increased demand for smart water meters and communication modules.

Networked Solutions revenue increased 30%, due to higher activity levels associated with ongoing and new deployments enabled by improved supply chain conditions.

Outcomes revenue increased 10%, or 9% in constant currency, due primarily to increased recurring and one-time services, partially offset by decreased software license activity during the quarter.

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Gross Margin
Total company gross margin of 34.0% increased 390 basis points due to cost efficiencies and a higher margin product mix.

Operating Expenses and Operating Income
GAAP operating expenses of $147 million increased $19 million from the prior year, and Non-GAAP operating expenses of $135 million increased $20 million from the prior year.

GAAP operating income of $49 million was $37 million higher than the prior year, and Non-GAAP operating income of $61 million was $36 million higher than the prior year. Both GAAP and Non-GAAP increases were due primarily to higher gross profit, partially offset by higher operating expenses.

Net Income and Earnings per Share (EPS)
Net income attributable to Itron, Inc. for the quarter was $44 million, or $0.96 per diluted share, compared with a net income of $22 million, or $0.49 per diluted share in 2022. The increase was driven by higher GAAP operating income, partially offset by higher tax expense.

Non-GAAP net income, which excludes the expenses associated with amortization of intangible assets, amortization of debt placement fees, restructuring, loss on sale of businesses, strategic initiative expenses, currency translation write-off, goodwill impairment, acquisition and integration, and the tax effect of excluding these expenses, was $57 million, or $1.23 per diluted share, compared with $32 million, or $0.71 per diluted share in 2022. The increase was due to higher non-GAAP operating income, partially offset by higher tax expense.
Cash Flow
Net cash provided by operating activities was $48 million in the fourth quarter compared with $(13) million in the prior year. Free cash flow was $39 million in the fourth quarter compared with $(18) million in the prior year. The increase in cash flow was due primarily to higher earnings, partially offset by increased cash taxes paid.

Other Measures

After bookings of $839 million during the fourth quarter, total backlog at quarter end was $4.5 billion.

Q1 2024 Outlook and Full Year 2024 Guidance Update

First quarter 2024 financial outlook:

•Revenue between $575 and $585 million
•Non-GAAP diluted EPS between $0.80 and $0.90

Full year 2024 financial guidance:

•Revenue between $2.275 to $2.375 billion
•Non-GAAP diluted EPS between $3.40 to $3.80

2111 North Molter Road
Liberty Lake, WA 99019
1.800.635.5461
www.itron.com

Earnings Conference Call
Itron will host a conference call to discuss the financial results contained in this release at 10 a.m. EST on February 26, 2024. Interested parties may listen to the conference call on a live webcast. The webcast, along with a supplemental presentation, may be accessed from the company’s website at https://investors.itron.com/events.cfm. Participants should access the webcast 10 minutes prior to the start of the call. A webcast replay of the conference call will be available through March 5, 2024 and may be accessed on the company's website at http://investors.itron.com/events.cfm.

About Itron
Itron is a proven global leader in energy, water, smart city, IIoT and intelligent infrastructure services. For utilities, cities and society, we build innovative systems, create new efficiencies, connect communities, encourage conservation and increase resourcefulness. By safeguarding our invaluable natural resources today and tomorrow, we improve the quality of life for people around the world. Join us: www.itron.com.

Itron® is a registered trademark of Itron, Inc. All third-party trademarks are property of their respective owners and any usage herein does not suggest or imply any relationship between Itron and the third party unless expressly stated.

Cautionary Note Regarding Forward Looking Statements
This release contains, and our officers and representatives may from time to time make, "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical factors nor assurances of future performance. These statements are based on our expectations about, among others, revenues, operations, financial performance, earnings, liquidity, earnings per share, cash flows and restructuring activities including headcount reductions and other cost savings initiatives. This document reflects our current strategy, plans and expectations and is based on information currently available as of the date of this release. When we use words such as "expect", "intend", "anticipate", "believe", "plan", "goal", "seek", "project", "estimate", "future", "strategy", "objective", "may", "likely", "should", "will", "will continue", and similar expressions, including related to future periods, they are intended to identify forward-looking statements. Forward-looking statements rely on a number of assumptions and estimates. Although we believe the estimates and assumptions upon which these forward-looking statements are based are reasonable, any of these estimates or assumptions could prove to be inaccurate and the forward-looking statements based on these estimates and assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors. Therefore, you should not rely on any of these forward-looking statements. Some of the factors that we believe could affect our results include our ability to execute on our restructuring plans, our ability to achieve estimated cost savings, the rate and timing of customer demand for our products, rescheduling of current customer orders, changes in estimated liabilities for product warranties, adverse impacts of litigation, changes in laws and regulations, our dependence on new product development and intellectual property, future acquisitions, changes in estimates for stock-based and bonus compensation, increasing volatility in foreign exchange rates, international business risks, uncertainties caused by adverse economic conditions, including without limitation those resulting from extraordinary events or circumstances and other factors that are more fully described in Part I, Item 1A: Risk Factors included in our Annual Report on Form 10-K for the year ended Dec. 31, 2022 and other reports on file with the Securities and Exchange Commission. Itron undertakes no obligation to update or revise any information in this press release.

Non-GAAP Financial Information

To supplement our consolidated financial statements, which are prepared in accordance with accounting principles generally accepted in the United States (GAAP), we use certain adjusted or non-GAAP financial measures, including non-GAAP operating expense, non-GAAP operating income, non-GAAP net income, non-GAAP diluted earnings per share (EPS), adjusted EBITDA, free cash flow, and constant currency. We provide these non-GAAP financial measures because we believe they provide greater
2111 North Molter Road
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transparency and represent supplemental information used by management in its financial and operational decision making. We exclude certain costs in our non-GAAP financial measures as we believe the net result is a measure of our core business. We believe these measures facilitate operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. Non-GAAP performance measures should be considered in addition to, and not as a substitute for, results prepared in accordance with GAAP. We strongly encourage investors and shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. Our non-GAAP financial measures may be different from those reported by other companies. When providing future outlooks and/or earnings guidance, a reconciliation of forward-looking non-GAAP diluted EPS to the GAAP diluted EPS has not been provided because we are unable to predict with reasonable certainty the potential amount or timing of restructuring related expenses and their related tax effects without unreasonable effort. These costs are uncertain, depend on various factors and could have a material impact on GAAP results for the guidance period. A more detailed discussion of why we use non-GAAP financial measures, the limitations of using such measures, and reconciliations between non-GAAP and the nearest GAAP financial measures are included in this press release.

For additional information, contact:

Itron, Inc.
Paul Vincent
Vice President, Investor Relations
(512) 560-1172

David Means
Director, Investor Relations
(737) 242-8448
Investors@itron.com

Itron, Inc.
•LinkedIn: www.linkedin.com/company/itroninc
•X: https://twitter.com/ItronInc
•Newsroom: www.itron.com/company/newsroom
•Blog: https://blogs.itron.com
2111 North Molter Road
Liberty Lake, WA 99019
1.800.635.5461
www.itron.com

ITRON, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Revenues
Product revenues	$502,007	$392,744	$1,863,489	$1,500,243
Service revenues	75,166	74,747	310,144	295,321
Total revenues	577,173	467,491	2,173,633	1,795,564
Cost of revenues
Product cost of revenues	340,504	283,836	1,292,170	1,102,475
Services cost of revenues	40,279	42,857	167,555	170,900
Total cost of revenues	380,783	326,693	1,459,725	1,273,375

Gross profit	196,390	140,798	713,908	522,189

Operating expenses
Sales, general and administrative	81,603	77,729	312,779	290,453
Research and development	53,919	46,627	208,688	185,098
Amortization of intangible assets	4,485	6,266	18,918	25,717
Restructuring	7,121	(2,528)	43,989	(13,625)
Loss on sale of businesses	(8)	323	667	3,505
Goodwill impairment	—	—	—	38,480
Total operating expenses	147,120	128,417	585,041	529,628

Operating income (loss)	49,270	12,381	128,867	(7,439)
Other income (expense)
Interest income	3,346	1,266	9,314	2,633
Interest expense	(1,870)	(1,793)	(8,349)	(6,724)
Other income (expense), net	(1,284)	(1,073)	(2,446)	(4,213)
Total other income (expense)	192	(1,600)	(1,481)	(8,304)

Income (loss) before income taxes	49,462	10,781	127,386	(15,743)
Income tax benefit (provision)	(4,555)	11,169	(29,068)	6,196
Net income (loss)	44,907	21,950	98,318	(9,547)
Net income (loss) attributable to noncontrolling interests	521	(262)	1,395	185
Net income (loss) attributable to Itron, Inc.	$44,386	$22,212	$96,923	$(9,732)

Net income (loss) per common share - Basic	$0.98	$0.49	$2.13	$(0.22)
Net income (loss) per common share - Diluted	$0.96	$0.49	$2.11	$(0.22)

Weighted average common shares outstanding - Basic	45,501	45,179	45,421	45,101
Weighted average common shares outstanding - Diluted	46,039	45,419	45,836	45,101
2111 North Molter Road
Liberty Lake, WA 99019
1.800.635.5461
www.itron.com

ITRON, INC.
SEGMENT INFORMATION

(Unaudited, in thousands)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Product revenues
Device Solutions	$112,620	$99,142	$452,718	$433,354
Networked Solutions	366,637	270,798	1,331,546	1,002,156
Outcomes	22,750	22,804	79,225	64,733
Total Company	$502,007	$392,744	$1,863,489	$1,500,243

Service revenues
Device Solutions	$923	$1,190	$3,008	$5,356
Networked Solutions	24,285	30,316	118,745	117,112
Outcomes	49,958	43,241	188,391	172,853
Total Company	$75,166	$74,747	$310,144	$295,321

Total revenues
Device Solutions	$113,543	$100,332	$455,726	$438,710
Networked Solutions	390,922	301,114	1,450,291	1,119,268
Outcomes	72,708	66,045	267,616	237,586
Total Company	$577,173	$467,491	$2,173,633	$1,795,564

Gross profit
Device Solutions	$30,566	$11,289	$105,917	$61,778
Networked Solutions	136,873	98,820	499,725	361,975
Outcomes	28,951	30,689	108,266	98,436
Total Company	$196,390	$140,798	$713,908	$522,189

Operating income (loss)
Device Solutions	$19,853	$2,600	$65,690	$26,703
Networked Solutions	102,869	70,339	368,921	248,268
Outcomes	14,479	17,458	50,346	46,247
Corporate unallocated	(87,931)	(78,016)	(356,090)	(328,657)
Total Company	$49,270	$12,381	$128,867	$(7,439)

Total Gross Margin	34.0%	30.1%	32.8%	29.1%

2111 North Molter Road
Liberty Lake, WA 99019
1.800.635.5461
www.itron.com

ITRON, INC.
CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)
	December 31, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$302,049	$202,007
Accounts receivable, net	303,821	280,435
Inventories	283,686	228,701
Other current assets	159,882	118,441
Total current assets	1,049,438	829,584

Property, plant, and equipment, net	128,806	140,123
Deferred tax assets, net	247,211	211,982
Other long-term assets	38,836	39,901
Operating lease right-of-use assets, net	41,186	52,826
Intangible assets, net	46,282	64,941
Goodwill	1,052,504	1,038,721
Total assets	$2,604,263	$2,378,078

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$199,520	$237,178
Other current liabilities	54,407	42,869
Wages and benefits payable	135,803	89,431
Taxes payable	8,636	15,324
Current portion of warranty	14,663	18,203
Unearned revenue	124,207	95,567
Total current liabilities	537,236	498,572

Long-term debt, net	454,827	452,526
Long-term warranty	7,501	7,495
Pension benefit obligation	63,887	57,839
Deferred tax liabilities, net	697	833
Operating lease liabilities	32,656	44,370
Other long-term obligations	176,028	124,887
Total liabilities	1,272,832	1,186,522

Equity
Common stock	1,820,510	1,788,479
Accumulated other comprehensive loss, net	(81,190)	(94,674)
Accumulated deficit	(428,409)	(525,332)
Total Itron, Inc. shareholders' equity	1,310,911	1,168,473
Noncontrolling interests	20,520	23,083
Total equity	1,331,431	1,191,556
Total liabilities and equity	$2,604,263	$2,378,078

2111 North Molter Road
Liberty Lake, WA 99019
1.800.635.5461
www.itron.com

ITRON, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)	Year Ended December 31,
	2023	2022
Operating activities
Net income (loss)	$98,318	$(9,547)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of intangible assets	55,763	66,763
Non-cash operating lease expense	16,454	16,257
Stock-based compensation	28,357	21,881
Amortization of prepaid debt fees	3,664	3,499
Deferred taxes, net	(34,646)	(32,635)
Loss on sale of businesses	667	3,505
Goodwill impairment	—	38,480
Restructuring, non-cash	385	(624)
Other adjustments, net	(169)	11,678
Changes in operating assets and liabilities, net of acquisitions and sale of businesses:
Accounts receivable	(19,494)	5,064
Inventories	(52,118)	(68,124)
Other current assets	(42,410)	(16,695)
Other long-term assets	2,317	(5,436)
Accounts payable, other current liabilities, and taxes payable	(43,657)	45,085
Wages and benefits payable	44,700	(21,749)
Unearned revenue	28,329	18,466
Warranty	(3,778)	(5,497)
Restructuring	29,866	(40,981)
Other operating, net	12,423	(4,890)
Net cash provided by operating activities	124,971	24,500

Investing activities
Net proceeds (payments) related to the sale of businesses	(772)	55,933
Acquisitions of property, plant, and equipment	(26,884)	(19,747)
Business acquisitions, net of cash and cash equivalents acquired	—	23
Other investing, net	4,348	4,307
Net cash provided by (used in) investing activities	(23,308)	40,516

Financing activities
Issuance of common stock	3,674	3,452
Repurchase of common stock	—	(16,972)
Prepaid debt fees	(2,471)	(697)
Other financing, net	(4,711)	(4,520)
Net cash used in financing activities	(3,508)	(18,737)

Effect of foreign exchange rate changes on cash and cash equivalents	1,887	(6,851)
Increase in cash and cash equivalents	100,042	39,428
Cash and cash equivalents at beginning of period	202,007	162,579
Cash and cash equivalents at end of period	$302,049	$202,007
2111 North Molter Road
Liberty Lake, WA 99019
1.800.635.5461
www.itron.com

About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared in accordance with GAAP, we use certain non-GAAP financial measures, including non-GAAP operating expense, non-GAAP operating income, non-GAAP net income, non-GAAP diluted EPS, adjusted EBITDA, free cash flow, and constant currency. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and other companies may define such measures differently. For a reconciliation of each non-GAAP measure to the most comparable financial measure prepared and presented in accordance with GAAP, please see the table captioned Reconciliations of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures.

We use these non-GAAP financial measures for financial and operational decision making and/or as a means for determining executive compensation. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and ability to service debt by excluding certain expenses that may not be indicative of our recurring core operating results. These non-GAAP financial measures facilitate management's internal comparisons to our historical performance, as well as comparisons to our competitors' operating results. Our executive compensation plans exclude non-cash charges related to amortization of intangibles and certain discrete cash and non-cash charges, such as restructuring, loss on sale of businesses, strategic initiative expenses, software project impairment, Russian currency translation write-off, goodwill impairment, or acquisition and integration related expenses. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. We believe these non-GAAP financial measures are useful to investors because they provide greater transparency with respect to key metrics used by management in its financial and operational decision making and because they are used by our institutional investors and the analyst community to analyze the health of our business.

Non-GAAP operating expenses and non-GAAP operating income – We define non-GAAP operating expenses as operating expenses excluding certain expenses related to the amortization of intangible assets, restructuring, loss on sale of businesses, strategic initiative expenses, software project impairment, Russian currency translation write-off, goodwill impairment, and acquisition and integration related expenses. We define non-GAAP operating income as operating income (loss) excluding the expenses related to the amortization of intangible assets, restructuring, loss on sale of businesses, strategic initiative expenses, software project impairment, Russian currency translation write-off, goodwill impairment, and acquisition and integration related expenses. Acquisition and integration related expenses include costs, which are incurred to affect and integrate business combinations, such as professional fees, certain employee retention and salaries related to integration, severances, contract terminations, travel costs related to knowledge transfer, system conversion costs, and asset impairment charges. We consider these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of expenses that are not related to our core operating results. By excluding these expenses, we believe that it is easier for management and investors to compare our financial results over multiple periods and analyze trends in our operations. For example, in certain periods, expenses related to amortization of intangible assets may decrease, which would improve GAAP operating margins, yet the improvement in GAAP operating margins due to this lower expense is not necessarily reflective of an improvement in our core business. There are some limitations related to the use of non-GAAP operating expenses and non-GAAP operating income versus operating expenses and operating income (loss) calculated in accordance with GAAP. We compensate for these limitations by providing specific information about the GAAP amounts excluded from non-GAAP operating expense and non-GAAP operating income and evaluating non-GAAP operating expense and non-GAAP operating income together with GAAP operating expense and operating income (loss).

2111 North Molter Road
Liberty Lake, WA 99019
1.800.635.5461
www.itron.com

Non-GAAP net income and non-GAAP diluted EPS – We define non-GAAP net income as net income (loss) attributable to Itron, Inc. excluding the expenses associated with amortization of intangible assets, amortization of debt placement fees, restructuring, loss on sale of businesses, strategic initiative expenses, software project impairment, Russian currency translation write-off, goodwill impairment, acquisition and integration related expenses, and the tax effect of excluding these expenses. We define non-GAAP diluted EPS as non-GAAP net income divided by diluted weighted-average shares outstanding during the period calculated on a GAAP basis and then reduced to reflect the anti-dilutive impact of the convertible note hedge transactions entered into in connection with the 0% convertible notes due 2026 issued in March 2021. We consider these financial measures to be useful metrics for management and investors for the same reasons that we use non-GAAP operating income. The same limitations described above regarding our use of non-GAAP operating income apply to our use of non-GAAP net income and non-GAAP diluted EPS. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP measures and evaluating non-GAAP net income and non-GAAP diluted EPS together with GAAP net income (loss) attributable to Itron, Inc. and GAAP diluted EPS.

Adjusted EBITDA – We define adjusted EBITDA as net income (loss) (a) minus interest income, (b) plus interest expense, depreciation and amortization, restructuring, loss on sale of businesses, strategic initiative expenses, software project impairment, Russian currency translation write-off, goodwill impairment, acquisition and integration related expenses, and (c) excluding income tax provision or benefit. Management uses adjusted EBITDA as a performance measure for executive compensation. A limitation to using adjusted EBITDA is that it does not represent the total increase or decrease in the cash balance for the period and the measure includes some non-cash items and excludes other non-cash items. Additionally, the items that we exclude in our calculation of adjusted EBITDA may differ from the items that our peer companies exclude when they report their results. We compensate for these limitations by providing a reconciliation of this measure to GAAP net income (loss).

Free cash flow – We define free cash flow as net cash provided by operating activities less cash used for acquisitions of property, plant and equipment. We believe free cash flow provides investors with a relevant measure of liquidity and a useful basis for assessing our ability to fund our operations and repay our debt. The same limitations described above regarding our use of adjusted EBITDA apply to our use of free cash flow. We compensate for these limitations by providing specific information regarding the GAAP amounts in the reconciliation.

Constant currency – We refer to the impact of foreign currency exchange rate fluctuations in our discussions of financial results, which references the differences between the foreign currency exchange rates used to translate operating results from the entity's functional currency into U.S. dollars for financial reporting purposes. We also use the term "constant currency", which represents financial results adjusted to exclude changes in foreign currency exchange rates as compared with the rates in the comparable prior year period. We calculate the constant currency change as the difference between the current period results and the comparable prior period's results restated using current period foreign currency exchange rates.

The tables below reconcile the non-GAAP financial measures of operating expenses, operating income, net income, diluted EPS, adjusted EBITDA, and free cash flow with the most directly comparable GAAP financial measures.
2111 North Molter Road
Liberty Lake, WA 99019
1.800.635.5461
www.itron.com

ITRON, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
TO THE MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES

(Unaudited, in thousands, except per share data)

TOTAL COMPANY RECONCILIATIONS	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
NON-GAAP OPERATING EXPENSES
GAAP operating expenses	$147,120	$128,417	$585,041	$529,628
Amortization of intangible assets	(4,485)	(6,266)	(18,918)	(25,717)
Restructuring	(7,121)	2,528	(43,989)	13,625
Loss on sale of businesses	8	(323)	(667)	(3,505)
Strategic initiative	—	—	5	(675)
Software project impairment	—	(8,719)	—	(8,719)
Russian currency translation write-off	—	—	—	(1,885)
Goodwill impairment	—	—	—	(38,480)
Acquisition and integration	(27)	(136)	(144)	(506)
Non-GAAP operating expenses	$135,495	$115,501	$521,328	$463,766

NON-GAAP OPERATING INCOME
GAAP operating income (loss)	$49,270	$12,381	$128,867	$(7,439)
Amortization of intangible assets	4,485	6,266	18,918	25,717
Restructuring	7,121	(2,528)	43,989	(13,625)
Loss on sale of businesses	(8)	323	667	3,505
Strategic initiative	—	—	(5)	675
Software project impairment	—	8,719	—	8,719
Russian currency translation write-off	—	—	—	1,885
Goodwill impairment	—	—	—	38,480
Acquisition and integration	27	136	144	506
Non-GAAP operating income	$60,895	$25,297	$192,580	$58,423

NON-GAAP NET INCOME & DILUTED EPS
GAAP net income (loss) attributable to Itron, Inc.	$44,386	$22,212	$96,923	$(9,732)
Amortization of intangible assets	4,485	6,266	18,918	25,717
Amortization of debt placement fees	860	845	3,489	3,323
Restructuring	7,121	(2,528)	43,989	(13,625)
Loss on sale of businesses	(8)	323	667	3,505
Strategic initiative	—	—	(5)	675
Software project impairment	—	8,719	—	8,719
Russian currency translation write-off	—	—	—	1,885
Goodwill impairment	—	—	—	38,480
Acquisition and integration	27	136	144	506
Income tax effect of non-GAAP adjustments	(183)	(3,803)	(10,339)	(8,466)
Non-GAAP net income attributable to Itron, Inc.	$56,688	$32,170	$153,786	$50,987

Non-GAAP diluted EPS	$1.23	$0.71	$3.36	$1.13

Non-GAAP weighted average common shares outstanding - Diluted	46,039	45,419	45,836	45,305

2111 North Molter Road
Liberty Lake, WA 99019
1.800.635.5461
www.itron.com

TOTAL COMPANY RECONCILIATIONS	Three Months Ended December 31,		Twelve Months Ended December 31,
(Unaudited, in thousands, except per share data)	2023	2022	2023	2022
ADJUSTED EBITDA
GAAP net income (loss) attributable to Itron, Inc.	$44,386	$22,212	$96,923	$(9,732)
Interest income	(3,346)	(1,266)	(9,314)	(2,633)
Interest expense	1,870	1,793	8,349	6,724
Income tax (benefit) provision	4,555	(11,169)	29,068	(6,196)
Depreciation and amortization	13,750	16,151	55,763	66,763
Restructuring	7,121	(2,528)	43,989	(13,625)
Loss on sale of businesses	(8)	323	667	3,505
Strategic initiative	—	—	(5)	675
Software project impairment	—	8,719	—	8,719
Russian currency translation write-off	—	—	—	1,885
Goodwill impairment	—	—	—	38,480
Acquisition and integration	27	136	144	506
Adjusted EBITDA	$68,355	$34,371	$225,584	$95,071

FREE CASH FLOW
Net cash (used in) provided by operating activities	$47,895	$(13,030)	$124,971	$24,500
Acquisitions of property, plant, and equipment	(8,580)	(4,861)	(26,884)	(19,747)
Free Cash Flow	$39,315	$(17,891)	$98,087	$4,753
2111 North Molter Road
Liberty Lake, WA 99019
1.800.635.5461
www.itron.com